EXHIBIT 99.1

NEWS RELEASE

Media Contact: David Lebedeff @Road Vice President, Investor Relations (510) 870-1317 dlebedeff@road-inc.com Rick Wadsworth MDSI Mobile Data Solutions Inc. Investor Relations (519) 729-7998 ir@mdsi.ca

@ROAD® AND MDSI TERMINATE ACQUISITION AGREEMENT

Parties Sign MOU to Enter into Strategic Alliance

FREMONT, CA and VANCOUVER, BC, July 27, 2004—@Road, Inc. (Nasdaq: ARDI) and MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI) (TSX: MMD) today announced that their Boards of Directors have mutually agreed to terminate the acquisition agreement signed in April 2004. MDSI’s special meeting of stockholders scheduled for on Wednesday, August 4, 2004 has been cancelled.

Additionally, @Road and MDSI today announced that they have entered into a memorandum of understanding to forge a strategic alliance. The parties intend to develop and commercially launch an interface designed to allow the @Road GeoManagerSM service and the MDSI Advantex system to inter-operate. The parties also intend to engage in joint sales and marketing efforts to support the interface and to accelerate new sales of each party’s respective solutions. The parties intend to enter into definitive agreements relating to the memorandum of understanding to detail the strategic alliance.

“We continue to believe in the value provided by the combination of @Road solutions and MDSI solutions,” said Krish Panu, CEO and president of @Road and Erik Dysthe,

CEO and president of MDSI. “We look forward to continue to work together to develop these combined solutions for our new and existing customers.”

Due to the termination of the acquisition, @Road expects to include a charge of approximately $2.1 million of previously capitalized transaction costs in the quarter ended June 30, 2004.

About @Road
@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 130,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

About MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi.ca

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to develop, market and sell the interface discussed herein, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-Q dated May 10, 2004, Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of @Road, Inc. The @Road logo and GeoManager are trademarks or service marks of @Road, Inc.

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause MDSI’s actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI’s intention to develop and commercially launch an interface designed to allow the @Road GeoManagerSM service and the MDSI Advantex system to inter-operate and MDSI’s intentions with respect to the marketing of that interface. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI’s competitors; and other risks and uncertainties detailed in MDSI’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.